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                                                                    EXHIBIT 99.1



                    _______________________________________


                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                           JUSTISS OIL COMPANY, INC.


                                      AND


                           GREY WOLF DRILLING COMPANY


                    _______________________________________


                         Dated as of September 15, 1997
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                           ASSET  PURCHASE  AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is made and entered into as of September 15, 1997 by and between Justiss Oil Company, Inc., a Louisiana corporation (the "Company") and Grey Wolf Drilling Company, a Texas corporation ("Buyer").


                                R E C I T A L S:

         1. The Company is engaged through its Justiss Drilling Company division (the "Division") in the business (the "Business") of domestic onshore oil and gas well drilling; and

         2. The Company desires to sell to Buyer substantially all of the Division's assets, which are more fully described in Section 1.1 hereof, and Buyer desires to acquire such assets in consideration of the payment by Buyer of the purchase price provided for herein, all upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT

         In consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.       Purchase and Sale of Assets.

         1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Company (except as provided in Section 1.2 hereof) all of the following assets, rights and properties:

                 (a) The twelve drilling rigs known as Justiss Rigs 9, 10, 11, 27, 34, 41, 42, 43, 44, 46, 47 and 48, together with all the drilling machinery and equipment listed on Schedule 1.1(a) hereto (collectively, the "Rigs");

                 (b) All the spare parts and inventory of the Division on the Rigs and in the Company's yard listed on Schedule 1.1(b) (collectively, the "Inventory");

                 (c) All warranties and guarantees, if any, express or implied, existing for the benefit of the Company in connection with the Rigs and Inventory to the extent assignable;





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                 (d)      Copies of all personnel, safety, maintenance,
         environmental, and other policy manuals for onshore operations, catalogs, research material, technical information, software technology relative to the above and all specifications, designs and drawings owned by and in possession of the Company and used in the conduct of the Business;

                 (e) The rights of the Company affecting the Business under all contracts, (except the Turnkey Contracts so designated) agreements and arrangements listed on Schedule 1.1(e) hereto (collectively, the "Contracts");

                 (f) The rights of the Company under all Permits relating to the conduct of the Business listed on Schedule 1.1(f) hereto, to the extent that such permits are transferable;

                 (g) All Intellectual Property of the Company related to the Business, and any goodwill associated therewith, including all rights associated with all personnel, safety, maintenance, environmental and other policy manuals conveyed to Buyer;

                 (h) Copies of all personnel files and other materials relating to employees of the Company who may be offered employment by Buyer including those contemplated by Section 6 hereof;

                 (i) All records of compliance and non-compliance with the laws, regulations, ordinances and orders applicable to the Business;

                 (j) Copies of all blueprints, specifications, designs and drawings associated solely and exclusively with the Rigs and Inventory, to the extent owned by the Company and in its possession and control;

                 (k)      All current operating budgets for the Business; and

                 (l) Customer advances and prepayments under drilling contracts received by the Company prior to Closing for drilling work to be performed after Closing.

The assets described in this Section 1.1 as being sold, conveyed, assigned, transferred and delivered to Buyer hereunder are sometimes hereinafter referred to collectively as the "Assets".

         1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following:

                 (a) Cash and cash equivalents or similar type investments, such as certificates of deposit, Treasury bills and other marketable securities and insurance premium prepayments; and





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                 (b)      The accounts receivable of the Company as of the
         Closing Date, all rights to payment under any assigned Contracts arising out of work performed by the Company prior to the Closing Date and all rights arising prior to the Closing Date under warranties and guarantees insofar as such rights affect the exposure to Company for any Retained Liabilities.

         1.3 Instruments of Conveyance and Transfer. On the Closing Date, the Company shall deliver or cause to be delivered to Buyer the following:

                 (a) A general conveyance in the form attached hereto as Exhibit A transferring to Buyer good and marketable title to all of the tangible personal property included in the Assets;

                 (b) An assignment to Buyer of the Company's right, title and interest in each of the Contracts referred to in Section 1.1(e) hereof;

                 (c) All appropriate documents for the assignment as of the Closing Date of the Company's rights under the licenses, permits and franchises referred to in Section 1.1(f) hereof;

                 (d) All appropriate documents for the assignment as of the Closing Date of all patents, trademarks, trade names and other Intellectual Property referred to in Section 1.1(g) hereof;

                 (e) Originals of all of the Contracts, commitments, books, records, files and other data (except any such items that are directly related to Retained Liabilities) that (i) are included in the Assets or (ii) relate to or affect the Assets as of the time of Closing and are reasonably necessary for the continued conduct of the Business; and

                 (f) Such other instruments of transfer and assignment in respect of the Assets as Buyer shall reasonably require and as shall be consistent with the terms and provisions of this Agreement.

Prior to the Closing Date, the Company will take such reasonable steps as may be requisite or appropriate so that no later than the close of business on the Closing Date, Buyer will be placed in actual possession and control of all of the Assets. Buyer will take possession of the Rigs at the locations on which they are operating on the Closing Date.

         1.4 Further Assurances. From time to time after the Closing, the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to transfer, convey, assign and deliver to Buyer, and to place





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Buyer in possession and control of any of the Assets or to enable Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

                 1.5      Liabilities.

                 (a) All liabilities of the Company existing on or arising prior to the Closing Date, known or unknown, fixed or contingent, are retained by the Company except for those arising after the Closing Date from the condition of the Rigs or Inventory (the "Retained Liabilities").

                 (b) Notwithstanding anything herein to the contrary, the Company shall not assume any liability or obligation arising out of any breach by the Buyer, including Buyer's failure to perform or negligent or improper performance, of any assigned Contracts after the Closing.

                 (c) All liabilities relating to the ownership and operation of the Assets including with respect to the condition of the Assets, arising from and after the Closing Date, known or unknown, fixed or contingent, are assumed by Buyer (the "Assumed Liabilities").

         1.6 Expenses: Consents and Taxes. Buyer shall assume responsibility for and shall bear and pay all state sales and use taxes resulting from the consummation of the transactions contemplated hereby and Company and Buyer agree to cooperate to obtain all available exemptions from such taxes.

         1.7 Allocation of Drilling Contract Revenue. To implement the provisions of Sections 1.2(b) and 1.1(e) hereto, the Company shall prepare and submit to the operators for payment invoices for all day rate drilling Contracts for periods up to the Closing Date and the Buyer shall prepare invoices for periods after the Closing. With respect to footage basis drilling contracts ongoing on the Closing Date, the Buyer shall conduct the accounting for such Contracts in cooperation with the Company through the completion of the relevant well, and shall invoice the customer on behalf of both parties. With respect to each such footage contract, the Buyer shall determine the expenses for the well and the revenue for the well, and remit to the Company its pro rata portion of the revenue net of expenses (or bill the Company for its pro rata portion of any loss) based upon the number of days drilling completed before and after the Closing Date. Notwithstanding anything to the contrary herein, Company shall complete all wells in progress under any contracts for the drilling of turnkey wells on the Closing Date (the "Turnkey Contracts") and Company shall be entitled to all proceeds from such Turnkey Contracts and shall bear all expenses and risk of loss in connection therewith including the risk of loss with respect to any Assets used in connection therewith. The Turnkey Contracts and the Rigs being operated in connection therewith (together with the estimated date of completion) are identified on
Schedule 1.1(e). Buyer shall withhold from payment of the Purchase Price an amount equal to the portion of the Purchase Price allocable to the Rigs (pursuant to Section 2.3 hereof) being used on the Turnkey Contracts (the "Turnkey Rigs") until completion of any well in progress on the Closing Date under such Turnkey Contract and notification by Company to Buyer





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in writing of such completion.  Upon receipt thereof and of delivery of a
Supplemental Conveyance in the form of Exhibit C attached hereto executed by the Company covering the Turnkey Rig, Buyer shall pay the amount allocated to such Rig to Company and Company shall deliver possession of such Turnkey Rig to Buyer.

2.       Closing; Purchase Price.

         2.1 Closing Date. The closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place at a time and place to be mutually agreed to by the parties, within five business days after the satisfaction or waiver of all of the conditions precedent described in
Section 5. The actual time and date of the Closing are herein called the "Closing Date".

         2.2     Purchase Price and Payment.

                 (a) As consideration for the Assets, and subject to the terms and conditions of this Agreement, Buyer shall pay to the Company a total of US$36,000,000 (the "Purchase Price").

                 (b) The Purchase Price shall be paid in cash on the Closing Date to or upon the order of the Company in immediately available Houston, Texas funds:

                               (i) by the Escrow Agent's delivery of the Escrow Fund to the Company; and

                              (ii)         by the Buyer's delivery of the
                 balance of the Purchase Price to the Company.

         2.3 Purchase Price Allocation. Attached hereto as Schedule 2.3 is an allocation of the Purchase Price among the Assets. As soon as practicable after the Closing Date, the Company and Buyer shall jointly prepare IRS Form 8594 to report the allocation of the Purchase Price among the Assets, consistent with Schedule 2.3. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in such Form 8594.

         2.4 Prorations. Ad valorem and similar taxes and assessments relating to the Assets shall be prorated between Buyer and the Company as of the Closing Date based upon estimates of the amount of such taxes and assessments that will be due and payable on the Assets during the year during which the Closing Date occurs. As soon as the amount of actual taxes and assessments is known, Buyer and the Company shall readjust the amount to be paid by each party with the result that the Company shall pay for those taxes and assessments attributable to the period of time up to and including the Closing Date and Buyer shall pay for those attributable to the period thereafter.





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3.       Representations and Warranties.

         3.1 Representations and Warranties of the Company. The Company represents and warrants to Buyer as follows:

                 (a) Due Organization; Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Louisiana. The Company has the corporate power and authority to own, lease and operate the Assets and to conduct the Business. The Company is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to any of the Assets, or the conduct of the Business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on any of the Assets, the Business or the results of operations of the Company. No actions or proceedings to dissolve the Company are pending.

                 (b) Validity of Agreement; Approvals; No Conflict with Instruments. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action on its part. No other corporate action is necessary for the authorization, execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles. Except as described in Schedule 3.1(b) hereto the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to the Company;
         (ii) will not result in the creation of any Encumbrance on the Assets under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Company under, or result in the creation of a lien, charge or Encumbrance upon any portion of the assets of the Company pursuant to, the charter or by-laws of the Company, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Company is a party or by which it or any of its assets is bound or affected; and (iii) will not require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (x) the filing pursuant to the HSR Act and (y) any necessary consents to transfer or assign Permits, to the extent the same are transferable or assignable.





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                 (c)      Title to Properties; Absence of Liens and
         Encumbrances. The Company owns (except as described in Schedule 3.1(c) hereto) good and marketable title to all of the Assets, free and clear of all Encumbrances, and other restrictions of any kind and nature.

                 (d) Contracts. Schedule 3.1(d) lists all contracts to which the Company is a party which affect the operation of the Assets or the Business. The Company has made available to the Buyer a correct copy of each Contract that is in the Company's possession. With respect to each Contract, to the best of Company's knowledge: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect (except as to enforceability of indemnity provisions); (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 1.3 above), except as to enforceability of indemnity provisions; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract, which breach or default would have a material adverse effect on the Buyer under such Contract; and (D) no party has repudiated any provision of the Contract, which repudiation would have a material adverse effect on the Buyer under such Contract.

                 (e) Permits and Other Data. Schedule 3.1(e) hereto contains a complete and correct list of all Permits (other than sales and use tax Permits and franchise tax registrations). True and complete copies of all documents (including all amendments thereto) referred to in Schedule 3.1(e) hereto have been delivered to or made available for inspection by Buyer. To the knowledge of Company, all Permits are in full force and effect and are valid and enforceable in accordance with their respective terms, except where the failure to be in full force and effect and valid and enforceable would not in the aggregate have an adverse effect on the Assets on the Business. To the knowledge of the Company, the Company and its respective Affiliates are not in breach or default in the performance of any material obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder. Except as set forth in Schedule 3.1(e) hereof, to the knowledge of Company, there are no Permits to which the Company or any of Affiliates is a party which are material to the ownership of any of the Assets or to the conduct of the Business.

                 (f) Legal Proceedings. Except as described in Schedule 3.1(f) hereto, (i) there is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of the Company, threatened seeking relief or damages which, if granted, would adversely affect the Assets, or the ability of Buyer to use and operate the Assets or which would prevent the consummation of the transactions contemplated by this Agreement and (ii) the Company has not been charged with any violation of or, to the knowledge of the Company, threatened with a charge or violation of, nor is the Company aware of any facts or circumstances that, if discovered by third parties, could give rise to a charge or a violation of, any provision of Applicable Law or regulation which charge or violation, if determined





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         adversely to the Company, would adversely affect the Business or that might reasonably be expected to affect the right of Buyer to own the Assets or operate the Business after the Closing Date in substantially the manner in which it is currently operated.

                 (g) Intellectual Property. Except for the Intellectual Property set forth on Schedule 3.1(g) hereto, the Company does not own, hold, use, or have pending any material Intellectual Property in connection with the operation of its Assets and Business.

                 (h) Conduct of Business in Compliance with Regulatory and Contractual Requirements. Except as described on Schedule 3.1(h) hereto, the Company has conducted the Business so as to comply with all Applicable Laws, Permits, licenses, know-how or other proprietary rights of others, the failure to comply with which would individually or in the aggregate have a material adverse effect on the Business or the results of operations of the Assets.

                 (i) Certain Fees. Neither Company nor any of its officers, directors or employees has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                 (j) Environmental, Health and Safety Compliance. Except as described on Schedule 3.1(j) hereto, and except where the failure of any of the following statements to be true would not result in a material adverse effect on the Assets and Business taken as a whole, for the period beginning with the time at which the Company acquired the Assets:

                               (i) the Company is, and has continuously been, (in connection with the operation of the Assets) in compliance in all material respects with all Environmental Laws;

                              (ii) all material notices, Permits, or similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the operation of the Business have been obtained or filed;

                             (iii)         there are no past, pending or
                 threatened investigations, proceedings or claims against the Company (in connection with the operation of the Assets) that are known to the Company relating to the presence, release or remediation of any Hazardous Material or for non-compliance with any Environmental Law; and

                              (iv) no conditions or circumstances are known to the Company to exist or to have existed with respect to the Company, including without limitation the off-site disposal of Hazardous Materials, that could impose any liability on Buyer with respect to any Environmental Law.





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         For purposes of this Agreement, the term "Environmental Laws" shall mean, as to any given asset or operation of the Company, all applicable laws, statutes, ordinances, rules and regulations of any Governmental Entity pertaining to protection of the environment in effect as of the Closing Date. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance which is listed or defined as a hazardous substance, hazardous constituent or solid waste pursuant to any Environmental Law.

                 (k) Taxes. The Company has caused to be timely filed with appropriate federal, state, local and other Governmental Entities all Tax Returns required to be filed with respect to the Company or the conduct of the Business and has paid, caused to be paid, or adequately reserved in the Financial Statements all Taxes due or claimed to be due from or with respect to such Tax Returns, unless such failure to file, to pay or cause to be paid or adequately reserved in the Financial Statements would not have a material adverse effect on the Assets.

                 (l) Rights of Third Parties. Except as specifically set forth on one or more of the Schedules hereto, the Assets are transferable and assignable to Buyer as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect to any of the Assets or the Business.

                 (m) Additional Information. Schedule 3.1(m) hereto contains accurate lists and summary descriptions of the following:

                               (i) the names and titles of and current hourly rates for all employees of the Division;

                              (ii) all names under which the Division has conducted any business or which the Division has otherwise used; and

                             (iii) a listing of all performance and similar bonds and letters of credit currently posted by, or any certificate of financial responsibility or similar evidence of financial accountability obtained or procured by, the Company for the purpose of operating the Assets or otherwise conducting the Business.

                 (n) Labor Matters. The Company has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. The Company is not a party to any collective bargaining agreement; no such agreement determines the terms and conditions of employment of any employee of the Company; no collective bargaining agent has been certified as a representative of any of the employees of the Company; and no representation campaign or election is now in progress with respect to any of the employees of the Company. The Company has complied in all material respects with all laws relating to the employment of labor in the conduct of the Business, including provisions thereof





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         relating to wages, hours, equal opportunity and the payment of pension contributions, social security and other taxes.

                 (o) Employee Benefit Plans and Arrangements. Schedule 3.1(o) hereto lists all written employee benefit plans and collective bargaining, labor and employment agreements and severance agreements or other similar arrangements (together with all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument), and whether or not legally enforceable, to which the Company is (or ever has been) a party or by which the Company is (or ever has been) bound, including (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, or incentive compensation plan, agreement or arrangement, (2) any welfare benefit plan, agreement or arrangement or any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including benefits relating to automobiles, clubs, vacation, child care, parenting or maternity leave, sabbaticals, sick leave, medical expenses, dental expenses, disability, accidental death or dismemberment, hospitalization, life insurance and other types of insurance, (3) any employment agreement, or (4) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (each, a "Benefit Plan"). Each Benefit Plan has been maintained and contributed to in compliance with the requirements of Applicable Law, except for such failures to maintain or contribute that would not, in the aggregate, have a material adverse effect on the financial condition of the Company or on the Assets. The Company has paid and discharged when due all obligations and liabilities arising under such Benefit Plans and Applicable Law of a character which, if not paid or discharged, might result in the imposition of an Encumbrance (other than a Permitted Encumbrance) or the assertion of a liability enforceable against the Assets or the Buyer, which could have a material adverse effect on the financial condition of the Buyer or the Assets.

                 (p) Guarantees. Except as disclosed on Schedule 3.1(p), the Company is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other person, in connection with the operation of the Business.

                 (q) Net Worth. The Company's net worth on the Closing Date will be in excess of $36,000,000.

                 (r) Certain Fees. Neither Company nor any of its officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         3.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Company as follows:





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
                 (a) Due Organization; Good Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas. The Buyer has the corporate power and authority to own, lease and operate the Assets and to conduct the Business. The Buyer is duly authorized, qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to any of the assets, or the conduct of the business, requires such authorization, qualification or licensing, except where the failure to so qualify or to be in good standing in such other jurisdictions would not have a material adverse effect on any of its assets, business or the results of operations of the Buyer. No actions or proceedings to dissolve the Buyer are pending.

                 (b) Authorization and Validity of Agreement. The execution, delivery and performance of this Agreement by the Buyer have been duly authorized by all requisite action on its part. No other corporate action is necessary for the authorization, execution, delivery, and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles. Except as described in Schedule 3.2(b) hereto and as would not constitute a material adverse effect on the transactions contemplated herein, the execution, delivery and performance of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree applicable to the Buyer;
         (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Buyer under the charter or by-laws of the Buyer, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which the Buyer is a party or by which it or any of its assets is bound or affected; and (iii) will not require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (x) the filing pursuant to the HSR Act and (y) any necessary consents to transfer or assign Permits, to the extent the same are transferable or assignable.

                 (c) No Approvals or Notices Required; No Conflict with Instruments. Except as disclosed on Schedule 3.2(c), the execution, delivery and performance of this Agreement by Buyer and the consummation by it of the transactions contemplated hereby (i) will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of any law, rule or regulation, court order, judgment or decree applicable to Buyer, and (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer, under, the charter or bylaws of

         Buyer or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets or properties is bound.

                 (d) Certain Fees. Neither Buyer nor any of its officers, directors or employees, on behalf of it, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         3.3 Survival of Representations and Warranties. The representations and warranties of the parties shall expire on the second anniversary date of the Closing.

         3.4 Scope of Representations of the Company. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE, INVENTORY OR ANY OF THE RIGS OR ANY PORTION THEREOF OR PROPERTY THEREON, INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING THE EXPRESS AGREEMENT OF BUYER AND THE COMPANY THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WILL OBTAIN THE INVENTORY AND RIGS IN THEIR CONDITION AND STATE OF REPAIR ON THE CLOSING DATE, "AS IS," AND "WHERE IS."

4.       Covenants; Actions Prior to Closing.

         4.1 Access to Information. During the period beginning on the date hereof and ending on the Closing Date, the Company will (a) give or cause to be given to Buyer and its representatives such access, during normal business hours, to the Assets as Buyer shall from time to time reasonably request and (b) furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the operations of the Business as Buyer shall from time to time reasonably request. Buyer and its representatives shall be entitled, in consultation with the Company, to such access to the representatives, officers and employees of the Company as Buyer may reasonably request. The Company shall permit Buyer and its representatives to confirm, on reasonable notice and on the basis of agreed methods, with the Company's principal vendors, customers, and trade Affiliates, that the acquisition by Buyer of the Company will be acceptable to such vendors, customers, and trade Affiliates and that the acquisition will not adversely affect the relationship of such vendors, customers and trade Affiliates with the Business.

         4.2 Conduct of the Business. Except as specifically required or contemplated by this Agreement or otherwise consented to or approved in writing by Buyer, during the period commencing on the date hereof and ending on the Closing Date, the Company will:

                 (a) conduct the Business only in the usual, regular and ordinary manner consistent with current practice and, to the extent consistent with such operation, use its reasonable efforts to keep available the services of the present employees of the Division and preserve the Company's present relationships with persons having business dealings with the Company relating to the Business;

                 (b) maintain the Company's books, accounts and records relating to the Business in the usual, regular and ordinary manner, on a basis consistent with past practice, and comply in all material respects with all Applicable Laws and other obligations of the Company;

                 (c) not (i) sell, lease or otherwise dispose of any of the Assets, (ii) modify or change in any material respect any contract of the Company relating to the Business, other than in the ordinary course of business or (iii) agree, whether in writing or otherwise, to do any of the foregoing;

                 (d) not (i) permit or allow any of the Assets to become subject to any liens or Encumbrances, (ii) waive any claims or rights relating to the Assets, except in the ordinary course of business and consistent with past practice, (iii) grant any increase in the compensation of any employees employed in the conduct of the Business, except in the ordinary course of business or as required by contractual arrangements existing on the date hereof, (iv) enter into any agreements giving rise to trade and barter obligations relating to the Assets, or (v) agree, whether in writing or otherwise, to do any of the foregoing;

                 (e) maintain the inventory associated with each drilling rig, including spare components and parts, supporting inventory, drill pipe and tubulars, in such amounts and of such quality as would be in accordance with past practice and comparable historical levels and sufficient to comply with any applicable Contract under which such drilling rig is operating; and

                 (f) not execute any drilling contracts without the prior written consent of Buyer, such consent not to be unreasonably withheld.

         4.3 Further Actions. Subject to the terms and conditions hereof, the Company and Buyer will each use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using reasonable best efforts: (i) to obtain prior to the Closing Date all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Contracts as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings; and (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing. Where the consent of any third party is required under the terms of any of the Company's leases or contracts to the transactions contemplated by this Agreement, the Company will use reasonable best efforts to obtain such consent on terms and conditions not less favorable than as in effect on the date hereof. The Company and Buyer shall cooperate fully with each other to the extent reasonably required to obtain such consents. Notwithstanding any other provision hereof, this Agreement shall not constitute or require an assignment to Buyer of any Contract, Permit, or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of Applicable Law unless and until such consent shall have been obtained.

         4.4 Notification. The Company shall promptly notify Buyer in writing and keep it advised as to (i) any litigation or administrative proceeding filed or pending against the Company or, to its knowledge, threatened against it, which would (x) have a material adverse effect on the Assets or (y) challenge the transactions contemplated hereby; (ii) any material damage or destruction of any of the Assets of the Company; (iii) any material adverse change in the results of operations of the Business; and (iv) any variance from the representations and warranties contained in Section 3.1 hereof or of any failure or inability on the part of the Company to comply with any of its covenants contained in this Section 4.

         4.5 No Inconsistent Action. No party hereto shall take any action inconsistent with its obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement. The Company shall use reasonable best efforts to cause the representations and warranties made by it herein to continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

         4.6 Acquisition Proposals. None of the Company, or any Affiliate, director, officer, employee or representative of any of them shall, directly or indirectly (i) solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with any person that is considering making or has made an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. The term "Acquisition Proposal," as used herein, means any offer or proposal for or any indication of interest in, a merger or other business combination involving the Company, or the acquisition of an equity interest in or substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

         4.7 Hart-Scott-Rodino Act. The Company and the Buyer will each file the Notification and Report Forms and related material that they are required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use their reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable, provided, however, that the reasonable efforts of Buyer shall not include (a) proffering Buyer's willingness to accept an order providing for the divestiture of such of the properties, assets, operations, or business of the Company (or, in lieu thereof, such properties, assets, operations, or business of Buyer or any of Buyer's Affiliates) as are necessary to permit the consummation of the transactions contemplated by this Agreement, including an offer to hold separate such properties, assets, operations or businesses pending any such divestiture or (b) proffering Buyer's willingness to accept any other conditions, restrictions, limitations or agreements affecting the full rights of ownership of the Assets (or any portion thereof) as may be necessary to permit the consummation of the transactions contemplated by this Agreement.

         4.8 Public Announcements. Except as may be required by Applicable Law or stock exchange or National Association of Securities Dealers, Inc. regulation, neither Buyer and DI Industries, Inc., a Texas corporation ("DI"), on the one hand, nor the Company, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

         4.9     Rig Loss.  Notwithstanding any other provision of this
Agreement:

                 (a) If any Rig shall become an actual or constructive total loss (as determined by the Company's insurance underwriter) prior to the Closing Date: (i) Buyer shall not be required to purchase such Rig, (ii) the Purchase Price shall be reduced by the amount allocated to such rig pursuant to Schedule 2.3, (iii) the term "Assets" shall be deemed not to include such Rig and the Company shall be entitled to any insurance proceeds and claims with respect thereto (and such proceeds and claims shall be deemed to be Excluded Assets for all purposes hereunder) and (iv) the other provisions of this Agreement shall continue to be in effect and the Closing shall take place in the manner contemplated herein.

                 (b) If a Rig sustains damage (estimated to cost more than $10,000 to repair) not amounting to an actual or constructive total loss prior to the Closing Date, at the Company's election either (i) the Company shall repair or cause to be repaired the damage to the Rig at the Company's own expense or (ii) elect not to repair such Rig. In the case of an election under 4.10(b)(ii), the Buyer may (x) require the Company to assign to Buyer at the Closing the rights the Company has to receive insurance proceeds in respect of such loss or damage or
         (y) elect to not purchase the Rig and be entitled to a reduction in Purchase Price equal to its value as set out in Schedule 2.3. In the case of either (i) or (ii)(x) above, Buyer shall remain obligated to purchase the Assets on the Closing Date and the Purchase Price shall not be reduced.

         4.10 Performance Bonds. If the Company has posted a performance or other similar bond or letter of credit in connection with the Company's ownership or operation of the Assets or its performance under a Contract, Buyer and the Company shall cooperate with each other in order (i) for the Company to obtain the release of any such bond and (ii) to the extent required, for Buyer to obtain a substitute bond or letter of credit or to assume the Company's existing bond. Buyer shall reimburse the Company for all costs incurred by the Company as a result of the Company's leaving a performance or similar bond or letter of credit in place after the Closing Date in order to permit Buyer to operate the Assets after the Closing Date.

5.       Conditions Precedent.

         5.1 Conditions Precedent to Obligations of All Parties. The respective obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by each party) at or prior to the Closing Date of each of the following conditions:

                 (a) No Governmental Action. No action of any private party or Governmental Entity shall have been taken or threatened and no statute, rule, regulation or executive order shall have been proposed, promulgated or enacted by any Governmental Entity which seeks to restrain, enjoin or otherwise prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                 (b) Termination under Hart-Scott-Rodino Act. The termination or early termination of the applicable waiting period under the HSR Act shall have occurred.

         5.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction (or waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

                 (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein or in any certificate or document delivered to Buyer pursuant hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                 (b) Performance of Agreements. The Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

                 (c) Officers Certificate. The Buyer shall have been furnished with a certificate of a senior officer of the Company as to the satisfaction of the conditions set forth in Sections 5.2(a) and
         (b) above.

                 (d) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                 (e) Licenses and Consents. All Permits, approvals, authorizations, qualifications and orders of Governmental Entities (including any air and water discharge permits required by the United States Environmental Protection Agency) which are reasonably necessary to enable Buyer to own the Assets and conduct the Business after the Closing in substantially the same manner as the Assets are owned and the Business is being conducted as of the date hereof shall be in full force and effect. All consents for assignment of Contracts shall have been obtained, except as provided in Section
         8.1 hereof.

                 (f) Opinion of Counsel of the Company. R. Joseph Wilson, counsel for the Company, shall have furnished to Buyer its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer.

                 (g) Operation. The Business shall have been operated and maintained substantially in the manner in which it has been operated and maintained previously in the ordinary course of business and the Company shall not have entered into or renewed any material agreements or other commitments extending a substantial term beyond the Closing Date or taken any action which is not in the ordinary course of business, except for the transactions otherwise contemplated herein, without the prior written approval of Buyer.

                 (h) Material Adverse Change. There shall have been no material adverse change in the Assets or the Business from the date of this Agreement until the Closing Date.

         5.3 Conditions Precedent to the Obligations of the Company. The obligations of Company under this Agreement are subject to the satisfaction (or waiver by the Company) at or prior to the Closing Date of each of the following conditions:

                 (a) Accuracy of Representations and Warranties. All representations and warranties of Buyer contained herein or in any certificate or document delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except as contemplated or permitted by this Agreement.

                 (b) Performance of Agreements. Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

                 (c) Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for the Company, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

                 (d) Opinion of Counsel to Buyer. Gardere Wynne Sewell & Riggs, L.L.P., counsel for Buyer, shall have furnished to the Company its written opinion, dated the Closing Date, substantially in form and substance reasonably satisfactory to Company.

         5.4 Deemed Waiver of Conditions Precedent. In the event that the Closing occurs, all conditions precedent contained in this Article 5 which have not been satisfied on the Closing Date shall (except as otherwise mutually agreed by the parties) be deemed to have been waived by the applicable requisite party.

6.       Employees.

         6.1 Employment. The Company shall terminate its employment relationship with each of the Division's rig- based employees (except for those employees engaged solely in the operation of Rig 49) on and as of the Closing Date. Buyer shall offer employment to all of Division's employees following the Closing, such offer to be subject to their passing physical and drug screening as Buyer deems appropriate. The Company shall provide reasonable assistance to the Buyer in the hiring process. For each employee to whom the Buyer offers employment, such employee will be (i) offered compensation (not including benefits) at least equal to the current compensation (not including benefits) of such employee, (ii) offered benefits equivalent to employees in similar positions at Buyer and (iii) credited with the number of years of his employment by the Company for purposes of any of Buyer's employment plans under which the period of service is used to determine the benefits thereunder.

         6.2 No Buyer Liability. The Buyer shall have no responsibility, liability or obligation, whether to employees, former employees, their beneficiaries or to any other person with respect to, and the Company shall indemnify and hold the Buyer harmless with respect to, the termination of the employment of the Company's employees, any liability under the Worker Adjustment and Retraining Notification Act (WARN) arising as a result of the terminations of employment relationships contemplated by the first sentence of
Section 6.1, any employee benefit plan, practice, program or arrangement (including the establishment, operation or termination thereof) maintained for employees of the Company prior to the Closing. The Company shall remain responsible for all expenses, taxes, claims, obligations or liabilities associated with, arising out of or relating to any employee benefit plan, practice, program or arrangement maintained by the Company with respect to the Company prior to the Closing, including medical or disability claims incurred but unreported prior to the Closing and medical benefits with respect to any employee of the Company whose employment by the Company was terminated on or before the Closing Date to the extent required by law. Buyer shall be under no obligation to maintain or continue the insurance policies currently maintained by the Company for the Company's employees.

7.       Termination.

         7.1 General. This Agreement may be terminated and the transactions contemplated herein may be abandoned (a) by mutual consent of Buyer and the Company or (b) by any party by notice to the other parties in the event that the Closing Date shall not have occurred on or before November 1, 1997; provided, however, that if the Closing Date shall not have occurred on or before such date due to a breach of this Agreement by one of the parties or an Affiliate of such party, that party may not terminate this Agreement. The parties hereto agree to use good faith and all reasonable efforts to satisfy the conditions to Closing contained in
Section 5 hereunder.

         7.2 No Liabilities in Event of Termination. Except as set forth in Section 7.3 below, in the event of any termination of this Agreement as provided above, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of Buyer, the Company or their respective officers, directors, or agents, except that the provisions of Section 10.1 hereof shall remain in full force and effect, and provided that nothing contained herein shall release any party from liability for breach of any provision, covenant or agreement contained herein.

         7.3 Failure to Close. On the date of this Agreement, Buyer has delivered $2,000,000 to Texas Commerce Bank National Association, as Escrow Agent (the "Escrow Agent"), on the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). The $2,000,000 plus any interest earned thereon, less any fees and expenses of the Escrow Agent (the "Escrow Fund") shall serve as a non-refundable deposit and liquidated damages to secure the performance of Buyer's obligations hereunder. Buyer acknowledges that in agreeing to negotiate this Agreement, the Company has foregone the opportunity to negotiate with other potential purchasers of the Assets and to make certain operational and other changes at the Company. Therefore, the Buyer and the Company agree that if there is a failure to close the acquisition of the Assets, the Company shall be entitled to retain the Escrow Fund as liquidated damages and not as a penalty, unless, (a) the Closing does not occur as a result of a condition in Section 5.1 or 5.2 not being satisfied through no fault of Buyer or (b) the Agreement is terminated through mutual Agreement of Buyer and the Company. The Escrow Fund shall be the Company's SOLE and EXCLUSIVE remedy for a breach of the Buyer's obligations under this Agreement, and Buyer shall have no other liability to the Company under this Agreement or otherwise.

8.       Covenants; Action Subsequent to Closing.

         8.1 (a) Post Closing Consent. In the event that the Company shall have failed prior to the Closing Date to obtain consents to the transfer of any Contract, Permit or other right that cannot be effectively transferred to Buyer without such consent (a "Consent Required Contract"), and the Buyer nevertheless determines to proceed with the Closing, the terms of this Section
8.1 shall govern the transfer of the benefits of each such Consent Required Contract. The Company and Buyer shall use their reasonable best efforts after the Closing Date to obtain any required consent to the assignment to, and the assumption by, Buyer of each Consent Required Contract that is not transferred to the Buyer at the Closing ("Non-assigned Contract"). The Company and Buyer shall enter into an agreement on the Closing Date with respect to each Non-assigned Contract providing that until the rights and obligations of the Company thereunder are transferred to or assumed by Buyer, or, if earlier, until the termination of such Non-assigned Contract, the Company shall continue to perform its obligations thereunder and Buyer shall provide such assistance, at the sole expense of Buyer, as the Company may reasonably request for such purpose, including the use of personnel and assets (by lease or otherwise) of Buyer and its Affiliates of the type and quantity that the Company would have used to perform such Non-assigned Contract had the transactions contemplated by this Agreement not been consummated. Such agreement shall also provide that in consideration of the provision of such assistance, the Company shall, promptly after the payment of any amounts to the Company by the other party to a Non-assigned Contract, pay such amounts to Buyer after subtracting therefrom the reasonable direct costs and expenses actually incurred by the Company as a result of its performance of the Non-assigned Contract. The parties hereto acknowledge and agree that it is the mutual intent of the parties that all benefits and burdens (except those accrued as of the Closing Date) with respect to the foregoing shall be borne by Buyer after the Closing Date and, at the Closing, the parties agree to enter into an agreement to such effect.

                 (b) Notwithstanding Section 8.1(a) above, the parties have agreed in Section 1.7 hereof that the Company will complete operations under the Turnkey Contracts specified as such in Schedule 1.1(e) and therefore no consents to assignment thereof shall be required until the well in progress under such Turnkey Contract is completed.

         8.2     Access to Books and Records.

                 (a) Until the third anniversary of the Closing Date, the Company shall afford, and will cause its Affiliates to afford, to the Buyer, its counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Business with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Buyer to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Buyer in connection with the Business or (ii) for any other reasonable business purpose.

                 (b) Until the third anniversary of the Closing Date, Buyer shall afford, and will cause its Affiliates to afford, to the Company (as hereinafter defined), their respective counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data related to the business of Buyer relating to the Assets and the Business with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Company to facilitate (i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Company in connection with the Business or (ii) for any other reasonable business purpose.

         8.3 Company's Covenants Not to Compete. In order to allow Buyer to realize the full benefit of its bargain in connection with the purchase of the Assets, neither the Company nor its Affiliates will at any time for a period of three years following the Closing Date, directly or indirectly, acting alone or as a member of a partnership or as a holder of in excess of 5% of any security of any class, or as a representative of, any corporation or other business entity, engage in any business in competition with the Business as conducted by the Company at the date hereof in those geographic areas in which such Business is conducted or has been conducted within one year prior to the Closing Date; provided, however, nothing herein shall prohibit the Company from conducting (i) operations solely with the Rig now designated as Rig 49 (or a rig of like kind if Rig 49 is replaced) or (ii) well servicing operations consistent with the Company's past practices.

Company acknowledges that in the event the scope of the covenants set forth in this Section 8.3 is deemed to be too broad in any proceeding, the court may reduce such scope to that which it deems reasonable under the circumstances. The parties hereto agree and acknowledge that Buyer would not have any adequate remedy at law for the breach or threatened breach by the Company or any of its Affiliates of the covenants and agreements set forth in this Section 8.3 and, accordingly, Company further agrees that Buyer may, in addition to the other remedies which may be available to it hereunder, file suit in equity to enjoin, the Company, or any of their Affiliates from such breach or threatened breach
and consent to the issuance of injunctive relief hereunder.   The Company
understands and agrees that the act of Buyer in entering into this Agreement, and Buyer's covenants and payments hereunder, shall and do constitute sufficient consideration for the Company to agree not to compete against Buyer as set out in this Section 8.3.

9.       Indemnification.

         9.1 Indemnification by the Company. Subject to the provisions of this Section 9, the Company shall protect, indemnify and hold harmless Buyer, its Affiliates and each of its and their respective officers, directors and agents and each person who controls Buyer in respect of any losses, claims, damages, liabilities, deficiencies, delinquencies, defaults, assessments, fees, penalties or related costs or expenses, including court costs and attorneys', and accountants' fees and disbursements, and any federal, state or local income or franchise taxes payable in respect of the receipt of cash or money in discharge of the foregoing (collectively referred to herein as "Damages") to which any Indemnified Party may become subject if such Damages arise out of or are based upon (i) the Retained Liabilities, provided, however, the Company shall only have liability hereunder when Damages arising from such Retained Liabilities exceed a $10,000 aggregate threshold (at which point the Company will be obligated to indemnify Buyer from and against all such Damages relating back to the first dollar), and (ii) the breach of any of the representations or warranties, covenants or agreements made by the Company in this Agreement, including the Exhibits and Schedules hereto, or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; provided, however, that Buyer shall not be entitled to assert rights of indemnification under this Section 9.1(ii) unless and until the aggregate of all such Damages exceeds $100,000 (it being understood that such Damages shall accumulate until such time or times as the aggregate of all such Damages exceeds $100,000, whereupon Buyer shall be entitled to indemnification hereunder for any such Damages in excess of, but excluding, $100,000).

         9.2     Indemnification by Buyer.  Subject to the provisions of this
Section 9, Buyer shall protect, indemnify and hold harmless the Company, its Affiliates and each of its and their respective officers, directors and agents, and each person who controls the Company, in respect of any Damages to which the Company may become subject if such Damages arise out of or are based upon the (i) the Assumed Liabilities, provided, however, Buyer shall only have liability hereunder when Damages arising from such Assumed Liabilities exceed a $10,000 aggregate threshold (at which point the Buyer will be obligated to indemnify any Indemnified Party from and against all such Damages relating back to the first dollar), (ii) breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, including the Exhibits and Schedules hereto and (iii) all liabilities for any violation of Environmental Laws arising after the Closing Date regardless of whether the act, omission, fact, or circumstance giving rise thereto occurred or existed on or before the Closing Date; provided, however, that the Company shall not be entitled to assert rights of indemnification under this Section 9.2(ii) unless and until the aggregate of all such Damages exceeds $100,000 (it being understood that such Damages shall accumulate until such time or times as the aggregate of all such Damages exceeds $100,000, whereupon the Company shall be entitled to indemnification hereunder for any such Damages in excess of, but excluding, $100,000).

         9.3 Monetary Limit on Indemnification Liability. Notwithstanding any other provisions to the contrary in this Agreement, the liabilities under
Section 9.1 of the Company, on the one hand, and the liabilities under Section
9.2 of Buyer, on the other, shall be limited to the Purchase Price.

         9.4 Indemnification Procedures. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

                 (a) If any person shall notify an indemnified party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Claim") against Buyer on the one hand or the Company on the other (the "Indemnifying Party") under this
         Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                 (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety (subject to any limitations contained in Section
         9) of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Claim,
         (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Claim and fulfill its indemnification obligations hereunder, (iii) the Claim involves only money damages and does not seek an injunction or other equitable relief,
         (iv) settlement of, or an adverse judgment with respect to, the Claim is not, in the good faith judgment of the Indemnifying Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Claim actively and diligently and in good faith.

                 (c) So long as the Indemnifying Party is conducting the defense of the Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                 (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim to the fullest extent provided in this Section 9. Nothing contained herein shall limit either party's right to, in good faith, dispute its obligation to indemnify the other party hereunder.

         9.5 Applicability of Indemnification Obligation. EACH OF THE AGREEMENTS TO INDEMNIFY, DEFEND OR HOLD HARMLESS CONTAINED IN SECTIONS 9.1 AND
9.2 OF THIS AGREEMENT SHALL APPLY IRRESPECTIVE OF WHETHER THE SUBJECT CLAIM IS BASED IN WHOLE OR IN PART UPON THE SOLE OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR GROSS), BREACH OF WARRANTY, OR BREACH OR VIOLATION OF ANY DUTY IMPOSED BY ANY LAW OR REGULATION, ON THE PART OF THE BENEFICIARY OF THE AGREEMENT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

10.      Miscellaneous.

         10.1 Payment of Certain Fees and Expenses. Each of the parties hereto shall pay the fees and expenses incurred by it in connection with the negotiation, preparation, execution and performance of this Agreement, including brokers' fees, attorneys' fees and accountants' fees.

         10.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, first class mail, postage prepaid, return receipt requested, as follows:

                 (a)      If to the Company:

                                  Justiss Oil Company, Inc.
                                  1810 East Oak Street
                                  P. O. Box 1385
                                  Jena, Louisiana 71342
                                  Attn:  President

                 (b)      If to Buyer:

                                  Grey Wolf Drilling Company
                                  10370 Richmond Avenue
                                  Suite 600
                                  Houston, Texas  77042-4136
                                  Attn:  Mr. Thomas P. Richards

                          with a copy to:

                                  Gardere Wynne Sewell & Riggs, L.L.P.
                                  333 Clay Avenue, Suite 800
                                  Houston, Texas  77002
                                  Attn:  Mr. Frank Putman

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on the earlier of the date of delivery or on the fifth business day after the mailing thereof.

         10.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         10.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, personal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.5 Assignability. This Agreement shall not be assignable by the Company without the prior written consent of Buyer or by Buyer without the prior written consent of the Company;

provided, however, that Buyer shall be entitled to assign this Agreement to an Affiliate without the consent of Company.


         10.6 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.7 Limitation on Interest. Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid which constitute interest under Applicable Law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by Applicable Law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

         10.8 Section Headings; Index. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.9 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         10.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and nothing contained herein should be deemed to confer upon any third parties any remedy, claim, liability reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         10.13 DTPA Waiver. THE PARTIES HEREBY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), OF THE TEXAS BUSINESS AND COMMERCE CODE. To evidence their ability to grant such waiver, the Parties hereby represent and warrant that they (a) are in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (b) have (or will have at the Closing in the aggregate) assets of $5 million or more according to their most recent financial statement prepared in accordance with generally accepted accounting principles, (c) have knowledge and experience in financial and business matters that enable them to evaluate the merits and risks of the transaction contemplated hereby and (d) are not in a significantly disparate bargaining position.

11.      Definitions.

         11.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                 "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                 "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

                 "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                 "IRS" means the Internal Revenue Service.

                 "Permits" means licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

                 "reasonable best efforts" means a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense or the initiation of legal action or similar extraordinary efforts.

                 "Subsidiary" means any corporation more than 30 percent of whose outstanding voting securities, or any partnership, joint venture, or other entity more than 30 percent of whose total equity interests is owned, directly or indirectly, by the Company.

                 "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

                 "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

         11.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections of this Agreement referenced opposite such terms:

         Defined Terms                                       Reference
         -------------                                       ---------
         Assets                                              Section 1.1
         Acquisition Proposal                                Section 4.6
         Agreement                                           Preamble
         Assumed Liabilities                                 Section 1.5(c)
         Benefit Plan                                        Section 3.1(o)
         Business                                            Recital 1
         Buyer                                               Preamble
         Claim                                               Section 9.4
         Closing                                             Section 2.1
         Closing Date                                        Section 2.1
         Company                                             Preamble
         Consent Required Contract                           Section 8.1
         Contracts                                           Section 1.1(e)
         DI                                                  Section 4.8
         Damages                                             Section 9.1

         Environmental Laws                                  Section 3.1(j)
         Escrow Agent                                        Section 7.3
         Escrow Agreement                                    Section 7.3
         Escrow Fund                                         Section 7.3
         Hazardous Material                                  Section 3.1(j)
         Indemnified Party                                   Section 9.4
         Indemnifying Party                                  Section 9.4
         Inventory                                           Section 1.1(b)
         Non-assigned Contract                               Section 8.1
         Purchase Price                                      Section 2.2
         Retained Liabilities                                Section 1.5(a)
         Rigs                                                Section 1.1(a)
         Turnkey Contracts                                   Section 1.7
         Turnkey Rigs                                        Section 1.7

         11.3 References. All references in this Agreement to Sections, paragraphs and other subdivisions refer to the Sections, paragraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit or Annex to this Agreement. All Schedules, Exhibits and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                        JUSTISS OIL COMPANY, INC.


                                        By: /s/ W. B. McCARTNEY, JR.
                                                --------------------------------
                                        Name:   W. B. McCartney, Jr.
                                        Title:  Executive Vice President


                                        GREY WOLF DRILLING COMPANY


                                        By: /s/ THOMAS P. RICHARDS
                                                --------------------------------
                                        Name:   Thomas P. Richards
                                        Title:  President and Chief Executive
                                                Officer

                     SCHEDULES TO ASSET PURCHASE AGREEMENT

        [In accordance with the Rules of the Securities and Exchange Commission, Schedules described in the foregoing Asset Purchase Agreement have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission on request.]

                                   EXHIBIT A


                      GENERAL CONVEYANCE AND BILL OF SALE


       This GENERAL CONVEYANCE AND BILL OF SALE ("General Conveyance") is made effective as of the ______ day of October, 1997 by Justiss Oil Company, Inc., a Louisiana corporation (the "Company").

                                    RECITALS

       1. Pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated September 15, 1997 by and between the Grey Wolf Drilling Company, a Texas corporation ("Buyer"), the Company agreed to convey the Assets to Buyer, and makes this General Conveyance in order to evidence the conveyance of all of the tangible and intangible personal property included in the Assets.

       2. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

                                   ASSIGNMENT

       NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER, and ASSIGN unto Buyer all of the tangible and intangible personal property included in the Assets (except the Turnkey Rigs and the Turnkey Contracts) (the "Conveyed Property").

       The Conveyed Property is hereby conveyed free and clear of all liens, claims, security interests, charges, leases, encumbrances, licenses, or sublicenses and other restrictions of any kind or nature. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE CONVEYED PROPERTY (INCLUDING ANY WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND BUYER IS ACQUIRING THE CONVEYED PROPERTY "AS IS, WHERE IS".

       TO HAVE AND TO HOLD the Conveyed Property unto Buyer and its successors and assigns forever; and the Company does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND good and marketable title to the Conveyed Property, subject only to the terms of the Agreement.

       From time to time hereafter, the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Conveyed Property or to enable Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

       This General Conveyance is delivered pursuant to the Agreement, and in the event of any conflict or inconsistency between any of the terms of the Agreement and this General Conveyance, the terms of the Agreement shall prevail.

       IN WITNESS WHEREOF, the Company has executed this General Conveyance effective as of the date set forth above.

                                           JUSTISS OIL COMPANY, INC.


                                           By:
                                               --------------------------------
                                                  W. B. McCartney, Jr.
                                                  Executive Vice President

                                  EXHIBIT B


                                ESCROW AGREEMENT


       THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to "Escrow Agent" (hereinafter defined) pursuant hereto, this "Escrow Agreement") is made and entered into as of September 15, 1997 by and among Grey Wolf Drilling Company, a Texas corporation ("Buyer"), and Justiss Oil Company, Inc., a Louisiana corporation (the "Company," and Buyer together with the Company, sometimes referred to collectively as the "Other Parties"), and Texas Commerce Bank National Association, a national banking association with its principal offices in Houston, Harris County, Texas (the "Bank").


                             W I T N E S S E T H :

       WHEREAS, Buyer and the Company have entered into that certain Asset Purchase Agreement (the "Agreement") of even date herewith, relating to the purchase by Buyer from the Company of substantially all of the operating assets of the Justiss Drilling Division of the Company; and

       WHEREAS, pursuant to the Agreement, Buyer is obligated to deposit the sum of $2,000,000 in escrow as earnest money in connection with the acquisition of such assets from the Company; and

       WHEREAS, Buyer and the Company have requested Bank to act in the capacity of escrow agent under this Escrow Agreement, and Bank, subject to the terms and conditions hereof, has agreed so to do.

       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

       1.     Appointment of Escrow Agent.    Each of Buyer and the Company
hereby appoints the Bank as the escrow agent under this Escrow Agreement (the Bank in such capacity, the "Escrow Agent"), and Escrow Agent hereby accepts such appointment.

       2.     Deposit.    Upon execution of this Escrow Agreement, Buyer will
deliver to the Escrow Agent the sum of Two Million Dollars ($2,000,000) (as said amount may increase or decrease as a result of the investment and reinvestment thereof and as said amount may be reduced by charges thereto and payments and setoffs therefrom to compensate or reimburse Escrow Agent for amounts owing to it pursuant hereto, the "Deposit") to be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Deposit. It is hereby expressly stipulated and agreed that all interest and other earnings on the Deposit shall become a part of the Deposit for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Deposit.

       3.     Investment of the Deposit.    Escrow Agent shall invest and
reinvest the Deposit in the Vista Treasury Plus Money Market Fund, unless otherwise instructed in writing by the Other Parties. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Other Parties direct the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. It is expressly agreed and understood by the parties hereto that Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement.

       Receipt, investment and reinvestment of the Deposit shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Other Parties to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30 day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

       4.     Disbursement of Deposit.    Escrow Agent is hereby authorized to
make disbursements of the Deposit only as follows:

              (a) Upon receipt of written instructions signed by both Buyer and the Company and otherwise in form and substance satisfactory to Escrow Agent, in accordance with such instructions;

              (b)    As permitted by this Escrow Agreement, to Escrow Agent;
       and

              (c) Into the registry of the court in accordance with Sections 8 or 15 hereof.

Notwithstanding anything contained herein or elsewhere to the contrary, the Other Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Deposit for, and pay and set-off from the Deposit, any and all amounts, if any, then owing to it pursuant to this Escrow Agreement prior to the disbursement of the Deposit in accordance with clauses (a) through (d) (both inclusive) of this Section 4.

       5.     Tax Matters.    Buyer and the Company shall each provide Escrow
Agent with its taxpayer identification number documented by an appropriate Form W 8 or Form W 9 upon execution of this Escrow Agreement. Failure so to provide such forms may prevent or delay disbursements from the Deposit and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Deposit. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable. The Other Parties agree, as between themselves, that the party entitled to the Deposit shall be liable for, and shall indemnify and hold the other harmless from and against any liabilities for, income taxes arising from or attributable to income earned on the Deposit.

       6. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Deposit and shall not be required to deliver the Deposit or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Deposit as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Other Parties or either of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

       7.     Reliance; Liability.    Escrow Agent may rely on, and shall not
be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Other Party or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

       8.     Right of Interpleader.    Should any controversy arise involving
the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 15 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, the Other Parties hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

       9.     Indemnification.    The Other Parties hereby jointly and
severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability (except any income tax liability of Escrow Agent for the fee payable hereunder) and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF BUYER AND THE COMPANY TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

       10. Compensation and Reimbursement of Expenses. Buyer and the Company each agree that whoever is entitled to the Deposit shall pay Escrow Agent the fee for Escrow Agent's services hereunder in accordance with Escrow Agent's fee schedule as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent. The foregoing notwithstanding, the Other Parties shall be jointly and severally liable to Escrow Agent for the
payment of all such fees and expenses.   In the event the Other Parties for any
reason fail to pay any
such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Deposit by Escrow Agent without any further notice.

       11.    Lien.    Each of the Other Parties hereby grants to Escrow Agent
a lien upon, and security interest in, all its right, title and interest in and to all of the Deposit as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Deposit any and all amounts then owing to it pursuant to this Escrow Agreement or by appropriate foreclosure proceedings.

       12.    Notices.    Any notice or other communication required or
permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below:

       If to Escrow Agent:

              Texas Commerce Bank National Association
              600 Travis Street, 10th Floor
              Houston, Texas 77002
              Attn:  Ms. May Ng
              Corporate Trust/Escrow Section
              Telefax No.:  (713) 216-5476

       If to Buyer:

              Grey Wolf Drilling Company
              10370 Richmond Avenue
              Suite 600
              Houston, Texas 77042-4136
              Attn: Mr. Thomas P. Richards
              Telefax No.: (713) 435-6170

       with a copy to:

              Gardere Wynne Sewell & Riggs, L.L.P.
              333 Clay, Suite 800
              Houston, Texas 77002
              Attn:  Mr. Frank Putman
              Telefax No.:  (713) 308-5555

        If to the Company:

                  Justiss Oil Company, Inc.
                  1810 East Oak Street
                  P.O. Box 1385
                  Jena, Louisiana 71342
                  Attn:  President
                  Telefax No.:  (318) 992-7201

Except to the extent otherwise provided in the second paragraph of Section 3 hereinabove, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

       13.    Consultation with Legal Counsel.    Escrow Agent may consult with
its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

       14. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and (b) the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Harris County, Texas, and each of the Other Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Texas.

       15.    Resignation.    Escrow Agent may resign hereunder upon ten (10)
days' prior notice to the Other Parties. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by the Other Parties in writing. If the Other Parties fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

       16.    Assignment.    This Escrow Agreement shall not be assigned by
either of the Other Parties without the prior written consent of Escrow Agent (such assigns of the Other Parties to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

       17.    Severability.    If one or more of the provisions hereof shall
for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

       18. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4 or 15 hereof, of the Deposit in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last two sentences of
Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof.

       19.    General.    The section headings contained in this Escrow
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Other Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Other Parties and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

       IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.


                                           GREY WOLF DRILLING COMPANY


                                           BY:  -------------------------------
                                                Thomas P. Richards, President


                                           JUSTISS OIL COMPANY, INC.


                                           BY:
                                                ------------------------------
                                                NAME:
                                                      ------------------------
                                                TITLE:
                                                       -----------------------


                                           TEXAS COMMERCE BANK NATIONAL
                                            ASSOCIATION

                                           BY:
                                                ------------------------------
                                                NAME:
                                                      ------------------------
                                                TITLE:
                                                       -----------------------

                                   EXHIBIT C

                                  SUPPLEMENTAL
                      GENERAL CONVEYANCE AND BILL OF SALE


       This SUPPLEMENTAL GENERAL CONVEYANCE AND BILL OF SALE ("Supplemental General Conveyance") is made effective as of the ______ day of _________, 1997 by Justiss Oil Company, Inc., a Louisiana corporation (the "Company").

                                    RECITALS

       1. Pursuant to the terms of an Asset Purchase Agreement (the "Agreement") dated September 15, 1997 by and between the Grey Wolf Drilling Company, a Texas corporation ("Buyer"), the Company conveyed the Assets (except the Turnkey Rigs) to Buyer, pursuant to a General Conveyance in order to evidence the conveyance of all of the tangible and intangible personal property (except the Turnkey Rigs) included in the Assets.

       2. The Company having met the requirements of Section 1.7 of the Agreement with respect to the Rig described in Exhibit A hereto makes this Supplemental General Conveyance of the property described in Exhibit A hereto.

       3. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

                                   ASSIGNMENT

       NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company does hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER, and ASSIGN unto Buyer the property described in Exhibit A attached hereto (the "Conveyed Property").

       The Conveyed Property is hereby conveyed free and clear of all liens, claims, security interests, charges, leases, encumbrances, licenses, or sublicenses and other restrictions of any kind or nature. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE COMPANY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE CONVEYED PROPERTY (INCLUDING ANY WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND BUYER IS ACQUIRING THE CONVEYED PROPERTY "AS IS, WHERE IS".

       TO HAVE AND TO HOLD the Conveyed Property unto Buyer and its successors and assigns forever; and the Company does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND good and marketable title to the Conveyed Property and the terms of the Agreement.

       From time to time hereafter, the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to Buyer, and to place Buyer in possession and control of any of the Conveyed Property or to enable Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

       This Supplemental General Conveyance is delivered pursuant to the Agreement, and in the event of any conflict or inconsistency between any of the terms of the Agreement and this Supplemental General Conveyance, the terms of the Agreement shall prevail.

       IN WITNESS WHEREOF, the Company has executed this Supplemental General Conveyance effective as of the date set forth above.

                                           JUSTISS OIL COMPANY, INC.


                                           By:
                                               --------------------------------
                                                  W. B. McCartney, Jr.
                                                  Executive Vice President


                                      2